UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2019

Regulus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35670	26-4738379
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10628 Science Center Drive, Suite 100 San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 202-6300

10614 Science Center Drive

San Diego, CA 92101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 9, 2019, we entered into an amendment to our Loan and Security Agreement (the “Seventh Amendment”) with Oxford Finance LLC, as the collateral agent and a lender (the “Lender”), dated June 17, 2016, as amended, pursuant to which the Lender lent us $20.0 million in a term loan (the “Term Loan”).

Pursuant to the terms of the Seventh Amendment, our required monthly payments to the Lender will be comprised of interest only through and including the payment date immediately preceding the following date (the “Second Amortization Date”): (i) April 1, 2019, if we do not receive unrestricted gross cash proceeds of not less than $10 million on or before April 30, 2019 from (a) the issuance and sale of our unsecured subordinated convertible debt and/or equity securities and/or (b) “up front” or milestone payments in connection with a joint venture, collaboration or other partnering transaction other than pursuant to our Second Amended and Restated Collaboration and License Agreement (the “Sanofi License”), dated February 5, 2014, with Sanofi, as amended (the receipt of such net proceeds, a “Capital Event”), and (ii) May 1, 2019, if the Capital Event occurs.

Commencing on the Second Amortization Date, and continuing on each successive payment date thereafter, we are required to make consecutive equal monthly payments of principal, together with applicable interest, in arrears, to the Lender; provided, however, that we are required to make the monthly principal payment due April 1, 2019 on May 1, 2019 (in addition to all other payments due on May 1, 2019) if the Capital Event does not occur.

The Seventh Amendment also provides that we can irrevocably elect to increase the prepayment percentage for the funds that we are required to prepay under the Term Loan in the event we receive $10.0 million from the first development milestone under the Sanofi License from 25% to 75% (the “Applicable Sanofi Percentage”). Under the Seventh Amendment, we are required to maintain cash in a collateral account controlled by the Lender of (i) $10.0 million if the Applicable Sanofi Percentage is 25% and if we have not prepaid an aggregate of $5 million under the Term Loan (which amount shall not include any Sanofi License prepayments) on or before April 30, 2019 (such prepayment, the “Principal Paydown Event”), (ii) $5.0 million if the Applicable Sanofi Percentage is 75% and the Principal Paydown Event has not occurred and (iii) zero if the Principal Paydown Event has occurred.

The maturity date of the Term Loan remains unchanged and the Term Loan is required to be paid in full on June 1, 2020.

The foregoing is only a summary of the material terms of the Seventh Amendment, does not purport to be complete and is qualified in its entirety by reference to the full text of the Seventh Amendment, which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regulus Therapeutics Inc.

Date: April 15, 2019	By:	/s/ Joseph P. Hagan
Joseph P. Hagan
President and Chief Executive Officer